Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tempo Automation, Inc.

San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 16, 2022, relating to the financial statements of Tempo Automation, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California
January 25, 2023